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                                                                  EXHIBIT 10.2.5

                                      LEASE
                                      -----

         THIS LEASE ("LEASE") is made as of the 17th day of March, 2000, between MILFORD PARTNERS, LLC, a Delaware limited liability company ("LANDLORD"), and TELXON CORPORATION, a Delaware corporation ("TENANT"), for space in the building commonly known as Ridgewood Corporate Center, 1000 Summit Drive, Milford, Ohio (such building, together with the land upon which it is situated and common areas, including sidewalks, parking areas and landscaped areas, being herein referred to as the "BUILDING"). The following schedule (the "SCHEDULE") sets forth certain basic terms of this Lease:

                                    SCHEDULE

1. Premises - Suite Number: 200, located on the first floor of the Building, as shown on the attached Exhibit A.

2. Commencement Date: Earlier of (i) completion of the Landlord's Work described in Exhibit B or (ii) April 15, 2000.

3. Expiration Date: last day of the sixtieth (60th) full calendar month after the occurrence of the Commencement Date

4.       Rentable Square Feet of the Premises: 21,936

5.       Rentable Square Feet of the Building: 196,055

6.       Base Rent:

         MONTHLY                                                 ANNUALLY
         -------                                                 --------

         $21,084.85                                            $253,018.20

7.       Tenant's Proportionate Share:                               11.19%

8.       CPI Factor:  Intentionally Omitted

9.       Base Year:  Intentionally Omitted

10.      Security Deposit:                                      $21,084.85

11. Broker(s): A.M. Piker, Inc. (representing Tenant) and CB Richard Ellis (representing Landlord)

12.      Guarantor(s): None

Exhibits:

A.       Floor Plan
B.       Workletter
C.       Rules and Regulations

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1.        DEMISE AND TERM.

         A. COMMENCEMENT/EXPIRATION DATE. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "PREMISES") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the "TERM") commencing on the date (the "COMMENCEMENT DATE") described in Item 2 of the Schedule and expiring on the date (the "EXPIRATION DATE") described in Item 3 of the Schedule, unless terminated earlier as otherwise provided in this Lease. Notwithstanding the date set forth herein, Landlord agrees to allow Tenant access to the Premises as early as prudence will allow to permit Tenant to install its furniture, fixtures, computer and telecommunications equipment, without the payment of Rent, provided Tenant's activities do not interfere with substantial completion of Landlord's Work and provided further that Tenant has obtained (and provided to Landlord) the insurance coverages required herein.

         B. OPTION TO EXTEND TERM. Tenant, by written notice to Landlord given no later than six (6) full calendar months prior to the Expiration Date of this Lease, shall have the option to renew this Lease for one (1) additional consecutive five (5) year period ("OPTION PERIOD") commencing on the expiration of the Term of this Lease, pursuant to all of the terms, covenants, and conditions of this Lease and at the Fair Market Rent (as defined below) provided that at the time the notice hereinabove referred to is given and at the time the Option Period commences, and at all times in between, Tenant is not in default beyond any applicable cure period hereunder. "Fair Market Rent" as used herein, shall mean, as of any date, the then prevailing annual rental rate being charged in comparable buildings (including the Building) in the greater metropolitan area of Cincinnati, Ohio, and surrounding areas, comparable to the space in the building of which the Premises form a part for which such determination is being made after taking into consideration the following (to the extent that same are applicable under the circumstances in question):

(a)      Location, quality and age of the building;

(b)      Use and size of the space in question;

(c)      Location and/or floor level within the building;

(d)      Definitions of "net rentable area" and "net useable area";

(e) Extent of leasehold improvement allowance (specifically not taking into consideration existing leasehold improvements);

(f) Rent and other monetary abatements (including, with respect to base rental, operating expenses, ad valorem/real estate taxes and parking charges);

(g)      Inclusion of parking charges in rental;

(h)      Lease takeover/assumptions;

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(i)      Moving allowances;

(j)      Relocation allowances;

(k)      Refurbishment and repainting allowances;

(l)      Any other concessions or inducements;

(m)      Extent of services provided or to be provided by the landlord;

(n)      Distinction between "gross" and "net" lease;

(o) Base year or dollar amount for operation expenses escalation purposes (both operating costs and ad valorem/real estate taxes);

(p)      Any other adjustments (including by way of indices) to base rental;

(q)      Credit standing and financial stature of tenant;

(r)      Term or length of lease;

(s)      Any other matter or condition deemed relevant by the parties.

         Landlord shall deliver written notice to Tenant of Landlord's proposed Fair Market Rent not less than two hundred seventy (270) days and not more than three hundred thirty (330) days in advance of the time that Tenant is required to exercise the election to extend the Term of this Lease ("LANDLORD'S FMR Notice"). Within thirty (30) days of Tenant's receipt of Landlord's FMR Notice, Tenant shall notify Landlord that it either (a) accepts the Fair Market Rent set forth in Landlord's FMR Notice; or (b) rejects the Fair Market Rent set forth in Landlord's FMR Notice. If Tenant elects to accept the Fair Market Rent set forth in Landlord's FMR Notice, this Lease shall be amended to reflect the Landlord's proposed Fair Market Rent for the Option Period. If Tenant fails to respond to Landlord's FMR Notice, Tenant shall be deemed to have rejected Landlord's proposed Fair Market Rent, as set forth in Landlord's FMR Notice.

         If Tenant rejects the Fair Market Rent set forth in Landlord's FMR Notice or if Tenant fails to respond to Landlord's FMR Notice, the parties, acting in good faith, shall have a period of thirty (30) days in which to agree upon the Fair Market Rent for the Option Period, said 30 day period to commence at the expiration of the thirty (30) day period permitted to Tenant to accept or reject the Fair Market Rent specified in Landlord's FMR Notice. If the parties are unable to agree upon the Fair Market Rent within said thirty (30) day period, then within five (5) days of the expiration of such 30 day period, Tenant may deliver written notice to Landlord ("TENANT'S ARBITRATION NOTICE") that it either (a) is willing to submit the determination of Fair Market Rent to binding arbitration (as set forth in the immediately following paragraph); or
(b) has elected not to extend the Term of the Lease for the Option Period provided, however, that if Tenant fails to deliver Tenant's Arbitration Notice to Landlord within said five (5) day period (time being of the essence with respect to the delivery of same) then Tenant shall


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automatically be deemed to have waived any option to extend or renew the Term of this Lease and Landlord shall immediately, and without further notice, be free to lease the Premises to third parties. If Tenant sends Tenant's Arbitration Notice, then within five (5) days of receipt of Tenant's Arbitration Notice, Landlord shall notify Tenant that Landlord either (a) agrees to submit the matter to binding arbitration, as set forth in the immediately following paragraph; or (b) rejects binding arbitration, in which event Tenant's option to extend the Term shall be deemed null and void and this Lease shall terminate as of the original scheduled Expiration Date.

         If the parties allow the determination of Fair Market Rent be submitted to binding arbitration pursuant to the foregoing, they shall each appoint, within thirty (30) days, a competent, disinterested real estate broker with over ten (10) years experience in negotiating rent for comparable space in comparable buildings in the greater Cincinnati metropolitan area, who shall determine the Fair Market Rent. If the two brokers are unable to agree upon the Fair Market Rent within thirty (30) days, they shall jointly appoint a third real estate broker, with the qualifications stated above, and the determination of the Fair Market Rent upon which any two of the brokers agree or, if none of the brokers agree, then the amount which is between the highest and the lowest, shall be the rent for the Option Period.

2.       RENT.

         A. DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings:

         (i)      "BASE YEAR": Intentionally Omitted

         (ii)     "CPI FACTOR": Intentionally Omitted

         (iii)    "CONSUMER PRICE INDEX": Intentionally Omitted

         (iv) "EXPENSES" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building, including exterior common areas, including (without limitation) the cost of electricity, steam, water, gas, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, snow removal, maintenance and repairs of the Building's heating, ventilation and air conditioning systems, parking area restriping and repairing, maintenance of detention and retention areas, maintain the building directory and other signage, insurance, including (without limitation) fire, extended coverage, liability, workmen's compensation, rent loss, elevator or any other insurance carried by Landlord and applicable to the Building, management fees, painting, uniforms, supplies, sundries, reserves, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, administration,


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                  maintenance and repair of the Building, and fringe benefits, including (without limitation) social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pension, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Building, the charges of any independent contractor who, under contract with Landlord or its representative, does any of the work of operating, maintaining or repairing of the Building, and legal and accounting expenses. Expenses shall be determined on a cash basis, based on generally accepted accounting principles, consistently applied. Notwithstanding anything herein to the contrary, no costs or expenses incurred for the following shall be included within the definition of Expenses:

                  1. Repairs or other work occasioned by fire, windstorm, or other casualty or condemnation but reasonable and customary insurance deductibles shall be included in Expenses.

                  2. Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other prospective occupants.

                  3. Costs incurred in renovating or otherwise improving or decorating, painting, or redecorating space for tenants or other occupants or vacant space.

                  4. Costs of a capital nature (which, for purposes of this Lease, shall mean a single expenditure or a series of expenditures which would, under generally accounting and sound property management principles, be classified as a single expenditure because it is substantially the same expense) in excess of Twenty Five Thousand and 00/100 Dollars ($25,000.00) including, but not limited to: improvements, replacements, repairs, improvements and capital equipment and tools, (or depreciation or amortization of the foregoing) and subject nevertheless to the provisions of Section 11.

                  5. Expenses in connection with utilities, services or other benefits of a type which are not provided Lessee but which are provided to another tenant or occupant as part of Expenses.

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                  6.       Costs (including penalties, fines, legal expenses or
                           costs of litigation) incurred due to violation by Lessor, its agents, employees, or contractors, or any tenant of the terms and conditions of this Lease or any other lease or of any governmental rule or authority (but costs of complying with law may be included to the extent not an expense of a capital nature, as defined in 4. above).

                  7. Fees or other compensation paid to subsidiaries or affiliates of Lessor for service on or to the Building, to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate.

                  8. Interests on debt or amortization payments on any mortgage(s), and rental under ground or underlying lease(s).

                  9. Lessor's general partnership or corporate overhead and general administrative expenses except to the extent of a management fee of four percent (4%) of rents of the Building.

                  10. Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Lessor.

                  11. Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature (as defined in Section 4 above), except equipment which is used in providing janitorial services and which is not fixed to the Building and except for the security system leased from ADT which any be included in Expenses.

                  12. All items and services for which Lessee reimburses Lessor or pays third persons, to the end that there is no duplication of costs for which Landlord has already been reimbursed.

                  13.      Advertising and promotional expenditures.

                  14. Management fees in excess of four percent (4%) of rents of the Property.

                  15.      Cost of sculpture, paintings or other objects of art.

                  16. Wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

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                  17.      Repairs or replacements of the roof, foundation,
                           structure, and exterior walls of Building or equipment or components of the Building to the extent the foregoing are caused by deficient design, selection of improper materials, or defective construction or improper maintenance.

                  18. Interest or penalties due to late payments of Taxes, utility bills and other costs, but Landlord shall not be required to pay expenses early only to obtain available discounts.

                  19. Federal and state taxes on income; death, estate or inheritance taxes; franchise taxes and any taxes imposed or measured on or by the income of Landlord from the operation of the Building (but rent taxes shall be payable as part of Taxes).

                  20. All janitor and cleaning cost for, and paid directly to the service providing the service by, the tenant in question, specific tenants, or related to construction.

                  21. Costs of unusual security (i.e., not provided to the Building as a whole).

         Notwithstanding anything contained herein to the contrary, Tenant acknowledges that: (i) Landlord currently operates the heating, ventilating and air conditioning ("HVAC") system at the Building twenty four (24) hours per day and includes the cost of such 24 hour operation in Expenses; (ii) Landlord is currently investigating the modification of its HVAC system into a so-called "zoned" system, which will permit Landlord to charge back to the tenants of the Building, on an individual usage basis, for operation of the HVAC system beyond Building standard hours (which are 7:00a.m. to 6:00p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. Saturdays, for purposes of HVAC operation). Notwithstanding anything contained herein to the contrary, Tenant agrees that
(i) until such time, if any, as the HVAC system has been modified as contemplated in this paragraph, the costs of 24 hour operation shall be included in Expenses; and (ii) at such time as the HVAC system has been modified as contemplated herein, Tenant shall reimburse Landlord for the cost of after hours HVAC at the rate specified in Section 20 hereof.

         (v) "RENT" shall mean Base Rent, Adjustment Rent, and any other sums or charges due by Tenant hereunder.

         (vi) "TAXES" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes,


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                  assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other AD VALOREM taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year shall, at Landlord's option, be either Taxes which are assessed or become a lien during such year or Taxes which are due for payment or paid during such year.

         (vii) "TENANT'S PROPORTIONATE SHARE" shall mean the percentage set forth in Item 7 of the Schedule which has been determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building.

         (viii) "PRIME RATE" shall mean the Prime Rate as reported in the Money Rate Section of THE WALL STREET JOURNAL by Bank of America. If THE WALL STREET JOURNAL no longer publishes the Prime Rate as an index, Landlord may substitute a comparable index including the Prime Rate or reference rate of a reputable financial institution.

         B. COMPONENTS OF RENT. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

         (i) Base rent ("BASE RENT") to be paid in monthly installments in the amount set forth in Item 6 of the Schedule in advance on or before the first day of each month of the Term, without demand, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

         (ii) Adjustment rent ("ADJUSTMENT RENT") in an amount equal to Tenant's Proportionate Share of Expenses and Taxes. Prior to each calendar year, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for the following calendar year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such report or reports, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that in the event Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by

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                  Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired (retaining so much of such excess as may be reasonably required to cover the estimated obligations of Tenant past the expiration of the Term), provided Tenant is not then in default hereunder, in either case without interest to Tenant.

         (iii)    Index rent ("INDEX RENT"): Intentionally Omitted

         C. PAYMENT OF RENT. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied (fully rented and occupied shall mean that one hundred percent (100%) of the Rentable Square Feet of the Building is occupied by tenants), Landlord will make an appropriate adjustment of variable Expenses for such year to determine the Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses for such year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of five percentage (5%) points above the Prime Rate then in effect, but in no event higher than the maximum rate permitted by law (the "DEFAULT RATE"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than ten (10) days after its due date equal to five percent (5%) of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) Tenant, or an independent firm retained by Tenant, shall have the right to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within one hundred eighty (180) days following the furnishing to Tenant of the annual statement of Adjustment Rent (which annual statement will contain a calculation of Tenant's Proportionate Share, together with a listing of expenses by expense category); and, unless Tenant shall take written exception to any item in any such statement within such one hundred eighty (180) day period, such statement shall be considered as final and accepted by Tenant; provided, however, that if an inspection of Landlord's records reveals that Landlord has misstated Tenant's actual Proportionate Share of Expenses or Taxes (as reflected on Landlord's annual statement) by three percent (3%) or more, exclusive of any variance due to adjustments in variable Expenses due to the Building not being fully leased, Landlord shall reimburse Tenant the reasonable costs of such inspection (excluding travel and lodging) and Landlord shall promptly refund any overpayment due; (vii) in the event of the termination of this Lease


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                  prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination or expiration of this Lease; (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

         3. USE. Tenant will use the Premises solely for office and storage purposes, consistent with a first class office and research development and no other purposes. Tenant shall not use the Premises for retail or manufacturing purposes (but general office use relating to running a manufacturing company shall not be deemed prohibited by said restriction) and will not cause or permit any waste or damage to the Premises, the Building or the land upon which the Building is located and will not occupy or use the Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious, offensive or which violates any restrictive covenant affecting the building or which unreasonably interferes with the business operations of other tenants in the Building. If the nature of Tenant's use or occupancy of the Premises causes any increase in Landlord's insurance premiums over and above those chargeable for the least hazardous type of occupancy legally permitted in the Premises, then Tenant will pay the resulting increase within 10 days after its receipt of a statement from Landlord setting forth the amount thereof.

         4. HAZARDOUS SUBSTANCES. Landlord represents to Tenant that, to Landlord's knowledge, as of the Commencement Date, there are no Hazardous Substances or hazardous wastes in the Premises or Building in violation of any applicable laws. Tenant acknowledges that the term "to Landlord's knowledge" means that Landlord's knowledge is limited to that certain Phase I Environmental Request dated June 14, 1999, prepared by Eckland Consultants, Inc., and that Landlord has performed no further investigation. Tenant will not itself, nor permit others to, use, store, generate, treat or dispose of any Hazardous Substance (as hereinafter defined) on or about the Premises, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law and then only to the extent handled, stored, used, and disposed of in accordance with all Environmental Laws (hereinafter defined). Tenant agrees to indemnify, defend and hold Landlord harmless from any liability or expense (including, without limitation, the fees of Landlord's attorneys and consultants and the cost of any required remediation or clean-up) incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this paragraph. The foregoing covenant will survive the expiration or termination of this Lease. The term "Hazardous Substance" means any "hazardous substance", "toxic substance" (as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act), "hazardous waste" (as that term is defined in the Resource Conservation Recovery
Act) and as the foregoing terms may be defined in any other applicable state or federal laws, rules, regulations, orders, or ordinances


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("ENVIRONMENTAL LAWS"), polychlorinated biphenyls, asbestos, radioactive material or any other pollutant, contaminant or hazardous, dangerous or toxic material or substance which is regulated by any federal, state or local law, regulation, ordinance or requirement.

         5.       CONDITION OF PREMISES.

                  A. AT POSSESSION. Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. Tenant's Work (as defined below) shall be performed in a good and workmanlike manner. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in Section B below and the Workletter and plan attached hereto as Exhibit B. With the exception of Landlord's Work, Tenant agrees to accept the Premises in their as-is, where located condition except for latent defects (and defects in Landlord's Work for a period of one (1) year from the date of issuance of Landlord's architect's certificate of substantial completion thereof), all work, if any, desired by Tenant ("Tenant's Work") to be performed at Tenant's sole cost and expense, subject to the provisions of Section B below.

                  B. REVISIONS TO LANDLORD'S WORK. Landlord shall not be required to make any changes, additions or alterations to Landlord's Work (as the same is reflected in Exhibit B hereof) until Landlord and Tenant have entered into an appropriate change order evidencing Tenant's agreement to pay all excess costs (over and above Landlord's original costs) resulting from such change order and provide further that the Commencement Date of this Lease shall not be delayed by reason thereof.

         6. UTILITIES. Tenant, at Tenant's sole cost and expense, will pay all costs associated with the provision of all utility services to the Premises, including, without limitation, telephone, gas, electricity, water and sewer service. At Landlord's election (and to the extent so elected, at Landlord's expense), and to the extent possible, all utility services will be separately metered to the Premises and placed in Tenant's name. If a utility service to the Premises is not on a separate meter in Tenant's name, then all costs associated with the provision of such utility service to the Premises will, at Landlord's option, either: (a) be billed directly by Landlord to Tenant (with no markup or profit) and paid by Tenant within 10 days after its receipt of such billing; or
(b) included as part of Expenses and paid by Tenant in accordance with the provisions of Section 2 above. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if any utility service to the Premises is interrupted for any reason. Notwithstanding anything contained herein to the contrary, if power, water or HVAC services to the Premises are interrupted as a result of Landlord's act or negligence and Tenant is unable to operate its business from the Premises for a period of three (3) consecutive business days, then Base Rent and Adjustment Rent shall be abated until such services are restored. Tenant acknowledges that Landlord currently operates the HVAC system of the Building 24 hours per day, seven (7) days per week and bills the charges for the same to tenants through Expenses, but that such system is subject to change as contemplated at 2.A(iv) of the Lease.

                  7. MAINTENANCE AND REPAIR.

                  A. TENANT OBLIGATIONS. Except for the obligations of Landlord set forth in Section B, below, Tenant will at its sole expense maintain the Premises in a first-class condition and repair, ordinary wear and tear and damage by casualty excepted. Any repairs or replacements made to the Premises by Tenant pursuant to this Section 7 will be made in a workmanlike manner with materials at least equal in quality and grade to those originally contained within the Premises. Landlord will contract for janitorial and trash removal services for Tenant for the Premises as contemplated in Exhibit F hereof and Tenant promptly pay all costs associated with such services upon receipt of an invoice therefor, as additional rent hereunder. In addition, Landlord shall provide ordinary bulb replacement service for 2x4 recessed lighting in the Premises as part of Expenses. Landlord shall provide minor repairs and maintenance services to the Premises, which services shall be charged back to Tenant at Landlord's cost, therefor.

                  B. LANDLORD OBLIGATIONS. Landlord will maintain the roof, exterior walls (including windows), load bearing portions of the interior wall, central HVAC system (whether located inside or outside the Premises) of the Building and all common areas, including parking areas and sidewalks and walkways, serving the Building in a first-class condition and order of repair and damage to the leasehold improvements of the Premises caused by other tenants or resulting from other parts of the building being in disrepair (specifically excluding Tenant's personal property, trade fixtures and trade equipment); provided, however, that Tenant (and not Landlord) will be responsible for the payment of all costs associated with Landlord's maintenance of the same if the need therefore arises due to the fault or negligence of Tenant or its agents, employees, licensees or invitees (and subject, nevertheless, to the provisions of Section 11.C hereof to the extent permitted thereunder). All costs incurred by Landlord in connection with the maintenance and repair of such roof, exterior walls or common areas will be considered Expenses to the extent permitted pursuant to
         Section 2 above and Tenant will pay its Proportionate Share thereof. Except as otherwise expressly provided in this Section 7, Landlord will not at any time be required to make any improvements, repairs, replacements or alterations to the Premises.

         8. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations.

         9. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times with prior written notice (except that no notice shall be required and entry at any hour shall be deemed reasonable in emergency situations); (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

                  10. ALTERATIONS.

                  A. REQUIREMENTS. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "ALTERATION") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make interior, non structural alterations to the Premises which do not affect the base building mechanical, plumbing or electrical systems of the Premises and which (whether in a single or aggregate number) do not exceed Twenty Five Thousand Dollars ($25,000.00) in any calendar year provided, however, that to the extent such alterations exceed One Hundred Thousand and no/100 Dollars ($100,000.00) in the aggregate, Tenant acknowledges that the consent of Landlord's lender is required. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. If Landlord's consent to such alteration is required hereunder, Tenant agrees to pay Landlord's reasonable out of pocket expenses for structural engineering review or any required mortgage review fees of all such items. No other supervisory or administrative fees shall be charged by Landlord in connection with Tenant alterations. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications reasonably approved by Landlord (provided that Landlord may unreasonably withhold consent to structural or exterior alterations), and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by Landlord or under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration other than any items of Landlord's Work initially constructed for Tenant at Tenant's sole cost and expense in accordance with the provisions of Section 16 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested alterations.

                  B. LIENS. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, or such other security as Landlord or its mortgagee may reasonably require, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

         11. INSURANCE. In consideration of the leasing of the Premises at the rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

                  A. TENANT'S INSURANCE. Tenant, at its sole cost and expense but for the mutual benefit of Landlord (when used in this Section 11.A. the term "LANDLORD" shall include Landlord's partners, beneficiaries, officers, agents, servants and employees and the term "TENANT" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the term hereof, insurance which is available at commercially reasonable rates and otherwise carried by tenants in the area, under policies issued by insurers of recognized responsibility licensed to do business in the State of Ohio with a Best's rating of A/X or better on all alterations, additions, and improvements owned by Tenant, and on all personal property located in the Premises, protecting Landlord and Tenant from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance shall provide that it is specific and non-contributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies, and shall be written on a "per occurrence" basis, as opposed to "claims made" basis.

         Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party, and naming Landlord as an additional insured, against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) general aggregate.

         Tenant shall, prior to commencement of the term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option after giving Tenant no less than ten (10) days prior written notice of its election to do so procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor.

                  B. LANDLORD'S INSURANCE. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Two Million Dollars ($2,000,000.00) and insurance on the Building improvements (including leasehold improvements installed by or for Tenant but excluding Tenant's personal property) against fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in a commercially reasonable amount.

                  C. RISK OF LOSS. By this Section 11, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies it being agreed, however, that reasonable deductibles under Landlord's insurance may be included in Expenses. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

                  12. TENANT'S AND LANDLORD'S RESPONSIBILITIES.

                  A. TENANT'S RESPONSIBILITIES. To the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in or on the Premises, regardless of cause, except for any loss or damage caused by the negligence or misconduct of Landlord, and its employees and agents, and Tenant hereby releases Landlord from any and all liability for same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

                  B. LANDLORD'S RESPONSIBILITIES. To the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Building excluding the Premises, regardless of cause, except for any loss or damage caused by the negligence or misconduct of Tenant, and its employees and agents, and Landlord hereby releases Tenant from any and all liability for same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

                  13. FIRE OR OTHER CASUALTY.

                  A. DESTRUCTION OF THE BUILDING. If the Building or the Premises should be substantially destroyed or materially damaged, as determined by any then current mortgagee of Landlord, by fire or other casualty, and if such mortgagee does not consent to the application of insurance proceeds to restoration, Landlord may, at its option, terminate this Lease by giving written notice thereof to Tenant within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. In the event Landlord does not exercise this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty within one hundred eighty (180) days of the occurrence of such casualty. If, in Landlord's reasonable judgment, the Premises or the Building, as the case may be, cannot be reconstructed or restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were in prior to such casualty, Landlord shall notify Tenant within sixty (60) days of the occurrence of such casualty of the estimated time to restore the damage and either Landlord or Tenant may terminate this Lease by written notice given to the other within seventy (70) days of the casualty. If neither party timely terminates this Lease pursuant to the foregoing, such right to terminate shall be deemed waived and Landlord shall proceed to reconstruct and restore the Premises or Building to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises, from the date of the casualty until substantial completion of the reconstruction of the Premises.

                  Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve (12) months of the term of the Lease, Tenant may not exercise any renewal options without first obtaining Landlord's written consent.

                  Additionally, notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore the Premises or Building if the damage is due to an uninsurable casualty, or if insurance proceeds are insufficient to pay for such repair or restoration, or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration.

                  B. In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to subparagraph (A), Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within one hundred eighty (180) days from the date of the casualty Tenant may terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be relieved from all further obligations and liability hereunder (except however, if under subparagraph (A) above Landlord notified Tenant that it would take longer than one hundred eighty (180) days to reconstruct or restore the Premises, but Tenant nonetheless elected not to terminate the Lease then the foregoing one hundred eighty (180) day period shall be extended to the time period set forth in Landlord's notice).

         14. CONDEMNATION. If the Premises or the Building is rendered permanently untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and, subject to the rights of any mortgagee of Landlord, Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

                  15. ASSIGNMENT AND SUBLETTING.

                  A. LANDLORD'S CONSENT. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (subject to Landlord's rights contained in Section 15.C below): (i) assign, sublease, convey, mortgage, pledge or hypothecate or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "TRANSFER") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall not be considered a Transfer, provided: (i) that the net worth of such transferee is not less than the net worth of Tenant immediately prior to such transfer; (ii) Tenant is not in default of this lease beyond any applicable cure period; and (iii) Tenant delivers written notice to Landlord of said transfer within thirty (30) days of the effective date thereof, and if applicable, a copy of the transfer document evidencing the assumption by such transferee of Tenant's obligations hereunder.

                  B. STANDARDS FOR CONSENT. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least fifteen (15) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed Transfer and the transferee. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 15.C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within fifteen (15) days of receipt of Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the transferee is a governmental unit; (iii) Tenant is in Default under this Lease; or
         (iv) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Building or any other tenant's lease within it or the development of which the Building forms a part. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer. No such Transfer shall relieve Tenant of its liability hereunder.

                  C. RECAPTURE. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under
         Section 15.B. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer, Tenant shall pay to Landlord all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

         16. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to
Section 10, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations, normal wear and tear excepted If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to expiration of the Term or termination of Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 110% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.

         17. DEFAULTS AND REMEDIES.

                  A. DEFAULT. The occurrence of any of the following shall constitute a default (a "DEFAULT") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within ten (10) days after written notice from Landlord of such failure; (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord; provided that if the nature of such default is such that it cannot reasonably be cured within thirty (30) days, the period of time to cure such default shall be extended, provided Tenant commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; or (iv) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing.

                  B. RIGHT OF RE-ENTRY. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord.

                  C. TERMINATION OF RIGHT TO POSSESSION. Upon terminating Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

                  D. TERMINATION OF LEASE. Upon terminating this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which the Rent owing from the date of such termination through the Expiration Date plus Landlord's aggregate expenses of reletting the Premises, exceeds the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

                  E. OTHER REMEDIES. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

                  F. BANKRUPTCY. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

                  G. WAIVER OF TRIAL BY JURY. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

                  H. VENUE. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Cincinnati, Ohio, or state courts located in Clermont County, Ohio. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

                  I. VACATION/ABANDONMENT. Notwithstanding anything contained herein to the contrary, If Tenant vacates or abandons the Premises, Landlord shall have the right, regardless of whether a Default exists, to terminate this Lease at any time upon thirty (30) days written notice to Tenant provided however, that Tenant may vitiate such termination by delivering written notice to Landlord within such thirty
         (30) day period that it intends to reoccupy the Premises, and specifying the date thereof. Tenant's failure to deliver the notice described herein shall be deemed an automatic waiver of the right to vitiate such termination.

         18. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at one and one half (1.5) times the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. If Landlord has delivered written notice to Tenant thirty (30) days in advance of the expiration of the Term that Landlord requires possession immediately at the expiration of the Term, Tenant shall also indemnify Landlord from and against all actual damages sustained by Landlord by reason of Tenant's holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

         19. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Item 10 of the Schedule (the "SECURITY DEPOSIT") with Landlord as security for the performance of Tenant's obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit, and Landlord shall be relieved of any liability with respect to the Security Deposit.

         20. AFTER HOURS HVAC. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that the heating, ventilating and air conditioning system of the building currently operates 24 hours per day and that Landlord is currently investigating the use of a so-called "zoned" system of regulating individual tenant usage of said system. If Landlord implements such a zoned system, Tenant agrees to reimburse Landlord, as additional rent hereunder, and within ten (10) days after demand therefor, for all overtime usage (being all usage beyond the standard operating hours for the building from time to time, but not less than the hours specified in 2A. (iv)). Such reimbursement shall be at Landlord's actual cost without any markup on per hour basis.

         21. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten days after request, Tenant shall be deemed to be in default of this Lease.

         22. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now hereafter encumbering fee title to the Building and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage, provided, however, that Tenant's agreement to subordinate this Lease as to any future mortgagee or ground lessor is contingent upon such mortgagee or ground lessor entering into an agreement with Tenant that Tenant's possession of the Premises and this Lease shall remain in effect so long as Tenant is not in default of this Lease beyond any applicable cure period, notwithstanding Landlord's default under such mortgage or ground lease. In connection therewith, Tenant shall agree to attorn to such mortgagee or ground lessee (or its successors). If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgage elect such superiority. If Tenant fails to execute and deliver any such instrument or document within ten (10) days after request, Tenant shall be deemed to be in default of this Lease. Landlord agrees to use reasonable efforts to obtain subordination, nondisturbance and attornment agreements from the existing mortgagee of the Building.

         23. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

         24. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 11 of the Schedule (collectively, the "BROKER") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of the other in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with one or more separate agreements between Landlord and the Broker.

         25. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following address:

                 If to Landlord:               Milford Partners, LLC
                                               c/o Griffin Capital
                                               3421 Manhattan Avenue
                                               Manhattan Beach, CA  90266

                 With a copy to:               Wildman, Harrold, Allen & Dixon
                                               225 West Wacker Drive
                                               Chicago, Illinois 60606-1229
                                               Attn:  Mary Higgins

                 If to Tenant:                 Telxon Corporation
                                               Ridgewood Corporate Center
                                               Suite 200
                                               1000 Summit Drive
                                               Milford, Ohio  45150
                 With a copy to:               Telxon Corporation
                                               8302 New Trials Drive
                                               The Woodlands, Texas  77381
                                               Attn:  Chip Whitten

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail.

         26. RIGHT OF FIRST REFUSAL. Tenant shall have a right of first refusal to lease all or any portion of the additional 18,569 square feet of useable space (21,788 rentable square feet) on the second floor of the Building ("OFFER RIGHT"), shown on Exhibit A ("OFFER AREA") provided that such right shall be subject to any right of first offer, first refusal, expansion option or similar right granted to the existing tenant of the Building known as "SDRC". If Landlord receives a bona fide third party offer, which third party offer may consist of a nonbinding letter of intent or proposal, which offer is one Landlord is prepared to accept (subject to finalizing a fully executed lease in form acceptable to Landlord and such third party) generated by either Landlord, any broker representing Landlord, or any broker or representative of any prospective tenant, for all or part of the Offer Area, Landlord shall then offer the area in question to Tenant. Such offer shall be made by Landlord by written notice to Tenant, which notice shall include a copy of the proposed bona fide third party offer (the "OFFER NOTICE"). Within five (5) business days of receipt of the Offer Notice, Tenant shall notify Landlord in writing (the "EXERCISE Notice") as to whether Tenant elects to lease the area described in the Offer Notice upon the terms and conditions stated therein. If Tenant elects to lease the Offer Area in question upon the Offer Notice terms, Landlord and Tenant shall, within ten (10) business days of the Exercise Notice, enter into an amendment to this Lease incorporating the Offer Area in question into the Premises. If Tenant fails to deliver the Exercise Notice within five (5) business days of receipt of the Offer Notice, or fails to enter into the Amendment to this Lease incorporating the Offer Area within ten (10) business days of the delivery of the Exercise Notice, it shall be conclusively determined that Tenant has declined the opportunity to lease such space. If Landlord fails to reach agreement with any bonafide third party as to the offer contained in any Offer Notice, then this right of first refusal shall again apply to the Offer Area in question as to subsequent bonafide third party offers.

         27. USE OF PARKING FACILITIES. Tenant and its employees and customers shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted such rights, to park automobiles in the parking areas provided by Landlord, subject to any exclusive rights granted to other tenants for reserved parking, and rules and regulations as Landlord may impose from time to time, including the designation of specific areas in which automobiles of Tenant, its invitees and employees must be parked. Landlord shall mark six (6) parking spaces as reserved for management personnel, in the location indicated on Exhibit D.

         28. SATELLITE DISH. Tenant shall have the right to install a satellite dish or other similar communications device ("DISH") on the roof of the Premises for use in the operation of Tenant's business at the Premises, subject to the following terms and conditions: (a) the size, height, location and method of installation shall be subject to the prior written approval of Landlord, it being agreed by the parties that such installation shall be a method which does not penetrate the roof of the building of which the Premises form a part, or, if Tenant's proposed installation shall require roof penetration, that Tenant (i) submit plans and specifications to Landlord illustrating the same for Landlord's approval; (ii) use a contractor approved by Landlord for the performance of such work, or such contractor as may be required to preserve any roof warranties;
(iii) indemnify and hold Landlord harmless from the voiding of any roof warranty and/or damages, claims, expenses or costs resulting from damage to the roof or building caused by such installation; (iv) maintain, repair and replace the roof area damaged or affected by such installation at Tenant's sole cost and expense
(b) in no event shall such Dish cause interference with any other mechanical systems, satellite dishes or other communications devices at the Building; (c) the Dish shall be appropriately screened, via methods and materials approved by Landlord, so as to not be visible from the exterior of the building of which the Premises form a part; (d) Tenant shall deliver detailed criteria for the Dish to Landlord prior to installation; and (e) at the expiration or sooner termination of the Lease, Tenant shall, at Tenant's sole cost and expense, remove the Dish and repair all damage to the Building caused by such removal (such obligation for removal and repair to survive the expiration or sooner termination of the Lease).

         29. MISCELLANEOUS.

                  A. SUCCESSORS AND ASSIGNS. Subject to Section 15 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

                  B. ENTIRE AGREEMENT. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

                  C. TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

                  D. EXECUTION AND DELIVERY. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for fifteen
         (15) days after such delivery.

                  E. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

                  F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio.

                  G. ATTORNEYS' FEES. If suits shall be brought for recovery of possession of the Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of either party to be kept or performed, and a breach shall be established, the losing party shall pay to the prevailing party all expenses incurred therefor, including reasonable attorneys' fees.

                  H. DELAY IN POSSESSION. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant.

                  I. JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

                  J. FORCE MAJEURE. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

                  K. CAPTIONS. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

                  L. NO WAIVER. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant or Landlord shall be implied from any omission by the other to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

                  M. LIMITATION OF LIABILITY. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

                  N. SIGNAGE. A. Subject to Landlord's approval as to the size, design, method of installation and location of the same, Tenant shall be entitled to install the following signage at Tenant's sole cost and expense: (i) a single panel on the exterior wall of Miami Hall (on one of four (4) existing panels, with exact location to be determined by Landlord); and (ii) Landlord shall, subject to the approval of all applicable laws, ordinances and governmental regulations of governing authorities with appropriate jurisdiction attempt to erect a multiple tenant monument sign at the entrance to the Property, and in such event, Tenant may install a panel on any such multiple tenant identification signage (consistent with the size allowed by Landlord for similarly sized tenants) provided that with respect to such multiple tenant sign, Tenant shall be solely responsible for the cost of installation and maintenance of such panel.

                           B. Landlord shall provide the following signage to Tenant at Landlord's sole cost and expense; (i) building standard signage on the wall next to the glass of the front entrance to the Premises; and (ii) a decal on the front entrance of the Building.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.

                                    LANDLORD
                                    --------

                                     MILFORD PARTNERS, LLC

                                     By:      MILFORD ACQUISITIONS, LLC


                                     By: /s/ Kevin A. Shields
                                        -------------------------------------
                                         Name: Kevin A. Shields
                                              -------------------------------
                                         Its: Manager
                                              -------------------------------



                                     TENANT

                                     TELXON CORPORATION


                                     By: /s/ W. M. McGee
                                        -------------------------------------
                                         Name: W. M. McGee
                                              -------------------------------
                                         Its: VP/CFO
                                              -------------------------------